May 23, 2019

Clikia Corp.
4221 92nd Court
Des Moines, Iowa 50322

Re: Post-Qualification Amendment to
 Offering Statement on Form 1-A
 SEC File No. 024-10934

Gentlemen:

We are acting as counsel to Clikia Corp., a Nevada corporation (the Company). At your request, we have examined Post-Qualification Amendment No. 1 (the "PQA"), dated
May 23, 2019, to the Offering Statement on Form 1-A of the Company (File 024-10934),
which was initially qualified by the Securities and Exchange Commission (the
"Commission") on May 3, 2019. The PQA is being filed in connection with the offer and sale of up to an additional 1,875,000,000 shares, for a maximum offering of
2,875,000,000 shares (the "Offered Shares"), of its common stock, par value $0.00001 per share (the "Common Stock") for a purchase price of $0.0001 per Offered Share.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i)
the Form 1-A; (ii) the corporate and organizational documents of the Company, including the Articles of Incorporation of the Company, as amended to date; (iii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Offered Shares, and (iv) the Regulation A Offering Statement on Form 1-A,
including the PQA (the "Offering Statement"), covering the sale of the Offered
Shares.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

The sale of the Offered Shares has been duly authorized, and, when (i) the Offering Statement becomes qualified under the Act, and (ii) the Offered Shares have been issued and sold and the consideration therefor has been received therefore by the
Company pursuant to the terms of the Offering Statement, the Offered Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We do not find it necessary, for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities, or Blue Sky, laws of the various states to the issuance and sale of the Offered Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Offering Statement becomes qualified under the Act, and we assume no obligation to revise or supplement this opinion after the date of qualification should the Nevada Revised Statutes be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ Newlan & Newlan, Ltd.

NEWLAN & NEWLAN, LTD.